UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

August 31, 2007

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 5, 2007, Basin Water, Inc. (the “Company”) filed an 8-K announcing the entry into a definitive agreement under Item 2.01 Completion of Acquisition or Disposition of Assets. The Company hereby amends the 8-K to reflect the filing under Item 1.01 Entry into a Material Definitive Agreement:

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2007, the Company issued a news release announcing that it has signed a definitive agreement to acquire the stock of Mobile Process Technology, Co. (MPT) (Memphis, TN, USA) for a purchase price of approximately $6.7 million cash and 463,000 shares of the Company’s common stock. Subject to completion of certain ongoing customary and other closing conditions, the Company expects to close this transaction within the next few weeks.

A copy of the Company’s press release announcing the definitive agreement is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
2.1	Agreement and Plan of Merger between Basin Water, Inc., certain subsidiaries of Basin Water, Inc., Mobile Process Technology, Co. and its stockholders, dated August 31, 2007.

99.1	Press release issued by Basin Water, Inc. on September 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: September 6, 2007	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer and Treasurer

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